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                                                                      EXHIBIT 23




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Comptronix Corporation:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 14, 1996 (except for Note 14, to which the date is November 1, 1996) into Comptronix Corporation's previously filed Registration Statement No. 33-32987 on Form S-8 for the Comptronix Corporation 1985 Employee Incentive Stock Option Plan and Outside Directors Stock Option Program, the Registration Statement No. 33-31694 on Form S-8 for the Comptronix Corporation 1989 Employee Stock Incentive Plan, the Registration Statement No. 33-83612 on Form S-8 for the registration of additional shares under the Comptronix Corporation 1989 Employee Stock Incentive Plan, As Amended, and the Registration Statement No. 33-83684 on Form S-8 for the Comptronix Corporation 1991 Non-Employee Directors' Equity Program and 1993 Outside Directors' Stock Plan.



                                            ARTHUR ANDERSEN LLP


Nashville, Tennessee,
January 13, 1997